Exhibit 10.5

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is executed this ____ day of April, 2022 (the “Effective Date”), by and between CREW HQ, LLC, an Indiana limited liability company (“Landlord”), and TELIX PHARMACEUTICALS (US), INC., a Delaware corporation (“Tenant”).

ARTICLE 1 LEASE OF PREMISES

Section 1.01.     Basic Lease Provisions and Definitions.

(a)           Leased Premises (shown shaded on Exhibit A attached hereto): Suite ____ of the building commonly 11700 Exit Five Parkway, Fishers, Indiana (the “Building”).

(b)          Rentable Area: approximately twelve thousand three hundred forty-eight (12,348) rentable square feet.

(c)           Minimum Annual Rent:

Lease Months	Minimum Annual Rent	Monthly Rental Installments	Approximate Rate/RSF
1-3	$0.00	$0.00	$0.00
4-15	$367,353.00	$30,612.75	$29.75
16-27	$378,373.59	$31,531.13	$30.64
28-39	$389,724.80	$32,477.07	$31.56
40-51	$401,416.54	$33,451.38	$32.51
52-63	$413,459.04	$34,454.92	$33.48
64-75	$425,862.81	$35,488.57	$34.49
76-87	$438,638.69	$36,553.22	$35.52

(d)          Rent Commencement Date: The earlier of One Hundred Fifty (150) days after the Effective Date and the date when Tenant opens for business in the Leased Premises.

(e)          Lease Term: Commencing on the Rent Commencement Date (as defined in Section 2.01) and expiring on the last day of the Eighty-Seventh (87th) full and complete calendar month thereafter.

(f)           Security Deposit: Thirty Thousand Six Hundred Twelve and 75/100 Dollars ($30,612.75)

(g)          Brokers: Crown Tenant Advisors - Indiana, representing Tenant, and ALO Property Group, representing Landlord.

(h)          Permitted Use: General office purposes and lawful ancillary uses.

(i)            Landlord’s addresses for notices are as follows:

Landlord:

Crew HQ, LLC
11700Exit Five Parkway
Fishers, IN 46037
Attn: Bill Dahm

With Copies to:

Barrett McNagny LLP
215 East Berry Street
Fort Wayne, Indiana 46802
Attn: Joshua C. Neal, Esq

Tenant’s address for notices is as follows:

Telix Pharmaceuticals (US), Inc.

________________________________

________________________________

Attn: Michael Didocha                      michael.didocha@telixpharma.com

(j)           Guarantor: Telix Pharmaceuticals Limited

EXHIBITS

Exhibit A	Leased Premises
Exhibit B	Tenant Work Letter
Exhibit C	Letter of Understanding
Exhibit D	Rules and Regulations
Exhibit E	Guaranty of Lease

Section 1.02.     Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the “Common Areas”): the areas of the Building and the underlying land and improvements thereto that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, including without limitation the parking areas in accordance with the requirements of Section 15.11 of this Lease.

ARTICLE 2 TERM AND POSSESSION

Section 2.01.     Term. The term of this Lease shall be for a period commencing on the Rent Commencement Date (as hereafter defined) and continuing for Eighty-Seven (87) months from (i) the Rent Commencement Date, if such date is the first day of a calendar month, or (ii) the first day of the calendar month immediately following the Rent Commencement Date, if such date is not the first day of a calendar month ("Term"). The Rent Commencement Date shall be the earlier of One Hundred Fifty (150) days after the Effective Date or the date when Tenant opens for business from the Leased Premises. When the Rent Commencement Date and expiration date of the Term of the Lease have been determined, such dates shall be evidenced by a document completed and signed by Landlord and Tenant in substantially the form attached hereto as Exhibit B (the “Letter of Understanding”).

Section 2.02.     Construction of Tenant Improvements. Tenant shall construct and install all leasehold improvements to the Leased Premises in accordance with the Tenant Work Letter attached hereto and incorporated herein by reference as Exhibit C (collectively, the “Tenant Improvements”).

Section 2.03.     Surrender of the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair, (b) remove from the Leased Premises or where located (i) Tenant’s Property (as defined in Section 8.01 below), (ii) all data and communications equipment, wiring and cabling (including above ceiling, below raised floors and behind walls) installed by or at the request of Tenant including, without limitation, all wiring and cabling installed as part of the Tenant Improvements, and (iii) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair all damage caused by any such removal and restore the Leased Premises to the condition existing upon the Effective Date, reasonable wear and tear, casualty, condemnation and damage, if any, caused by Landlord's breach of its obligations under this Lease excepted. All of Tenant’s Property that is not removed within ten (10) days following Landlord’s written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant’s cost without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

Section 2.04.     Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at one hundred fifty percent (150%) of the Monthly Rental Installments for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days’ prior written notice to the other, whether or not said notice is given on the rent paying date. In addition to any other liabilities to Landlord arising from Tenant’s holdover, if such holdover exceeds 30 days, Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including any claims made by any succeeding tenant founded on such failure. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

ARTICLE 3 RENT

Section 3.01.     Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, as set forth in Section 1.01(c) of this Lease, in advance, without demand, deduction or offset except as otherwise expressly provided in this Lease, commencing on the Rent Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated.

Section 3.02.     Payment of Additional Rent. Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent.

Section 3.03.     Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the “Prime Rate”) plus three percent (3%) per annum; provided, however, Landlord shall waive such default interest on the first (1st) occasion during any twelve (12) month period in which Tenant does not timely make such payment, provided that Tenant makes such payment within five (5) days after the date Tenant receives notice that such amount is past due.

Section 3.04.     Guaranty. As security for Tenant’s full and faithful performance of its obligations under this Lease, the Guarantor shall execute and deliver the Guaranty to Landlord substantially in the form attached hereto and incorporated herein by reference as Exhibit E.

ARTICLE 4 SECURITY DEPOSIT

Upon execution and delivery of this Lease by Tenant, Tenant shall deposit the Security Deposit with Landlord as security for the performance by Tenant of all of Tenant’s obligations contained in this Lease. In the event of a default by Tenant not cured within the applicable notice and cure period, Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; provided, however, that any such application by Landlord shall not be or be deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages. Tenant agrees promptly, upon demand, to deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this Article 4 shall be without interest and may be commingled by Landlord. At the end of the Lease Term, provided that there is then no uncured default or any repairs required to be made by Tenant pursuant to Section 2.03 above or Section 7.03 below, Landlord shall return the Security Deposit to Tenant.

ARTICLE 5 OCCUPANCY AND USE

Section 5.01.     Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose or use whatsoever without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 5.02.      Covenants of Tenant Regarding Use.

(a)         Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants that encumber the Building (provided Landlord has provided copies of such covenants to Tenant) and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency (collectively, “Laws”), now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all directions, rules and regulations of Landlord, including the Building Rules and Regulations attached hereto as Exhibit D and made a part hereof, as may be modified from time to time by Landlord; provided however, Tenant shall not be obligated to make structural modifications to the Leased Premises to comply with Laws unless the same is required as a result of (A) Tenant’s particular and specific use of the Leased Premises (as opposed to use for general office purposes) or (B) any improvement or alteration made by or on behalf of Tenant. Landlord shall apply and enforce such rules and regulations in a non-discriminatory manner among all tenants of the Building. In the event of any conflict between the rules and regulations and the other provisions of this Lease, this Lease shall control.

(b)         Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of Landlord’s directions, rules or regulations but agrees that any enforcement thereof shall be done uniformly. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord, on demand, for any increase in premium charged.

Section 5.03.     Landlord’s Rights Regarding Use. Without limiting any of Landlord’s rights specified elsewhere in this Lease, (a) Landlord shall have the right, at any time, without notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper but without materially adversely affecting Tenant's permitted use of the Leased Premises, including access to the Leased Premises; and (b) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises (except that if required to comply with applicable laws or regulations Tenant shall have the right to designate certain portions of the Leased Premises as secured and not subject to such access unless Landlord’s agents, employees, or contractors are accompanied by an authorized representative of Tenant) at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant’s compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants (but only in the final 12 month of the Term with respect to tenants), and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor; provided, however, Landlord shall use commercially reasonable efforts to minimize any adverse impact on the conduct of Tenant’s business in the Leased Premises. Notwithstanding anything contained herein to the contrary, Landlord acknowledges and agrees to provide Tenant with prior written notice prior to making any change to the Common Areas resulting in a material reduction in the size of or Tenant’s access to the Common Areas.

ARTICLE 6 UTILITIES AND OTHER BUILDING SERVICES

Section 6.01.     Services to be Provided. Provided Tenant is not in default, Landlord shall furnish to Tenant, except as noted below, the following utilities and other services to the extent reasonably necessary for Tenant’s use of the Leased Premises for the Permitted Use, or as may be required by law or directed by governmental authority:

(a)         Heating, ventilation and air-conditioning between the hours of 6:30 a.m. and 7:00 p.m. Monday through Friday and 8:00 a.m. to 2:00 p.m. on Saturday of each week, except on legal holidays, as shall in Landlord’s judgment be required for the comfortable occupancy and use of the Leased Premises;

(b)         Electrical current not to exceed four (4) watts per square foot;

(c)         Water in the Common Areas for lavatory and drinking purposes;

(d)         Cleaning and janitorial service in the Common Areas and Leased Premises (not including the removal of Hazardous Materials, which shall be the responsibility and expense of Tenant) in a manner equivalent to other Class A office space in Hamilton County, Indiana;

(e)         Washing of windows at intervals reasonably established by Landlord;

(f)          Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting as required from time to time as a result of normal usage; and

(g)         Passenger elevator service to the Leased Premises.

Section 6.02.      Additional Services.

(a)         If Tenant requests utilities or building services in addition to those identified above, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or services. In the event Landlord is able to and does furnish such additional utilities or services, the costs thereof (which shall be deemed to mean the cost that Tenant would have incurred had Tenant contracted directly with the utility company or service provider) shall be borne by Tenant, who shall reimburse Landlord monthly for the same as Additional Rent. So long as Tenant provides Landlord with not less than 24 hours prior written notice, Tenant may arrange for afterhours HVAC service at an additional charge as reasonably determined by Landlord from time to time. The current charge for afterhours HVAC services is $65.00 per hour. In the event that Tenant requests utilities or building services in addition to those identified above, Landlord shall also have the right to submeter or separately meter the Leased Premises at Tenant’s sole cost, and Tenant shall pay such utilities based on the submeter or separate meter.

(b)         If any lights, density of staff, machines or equipment used by Tenant in the Leased Premises generate substantially more heat in the Leased Premises than that which would normally be generated by other tenants in the Building or by tenants in comparable office buildings, then upon notice to Tenant and an opportunity to remedy such excess heat generation, Landlord shall have the right to install any machinery or equipment that Landlord considers reasonably necessary in order to restore the temperature balance between the Leased Premises and the rest of the Building, including, without limitation, equipment that modifies the Building’s air-conditioning system. All reasonable costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance in connection therewith shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 6.02.

(c)         Tenant shall have the non-exclusive right to use the conference rooms located on the first floor of the Building (“Conference Room”), or such other location in the Building as may be determined by Landlord from time to time, subject to such reasonable rules and regulations as may be implemented by Landlord, and provided that Tenant leaves the conference rooms in a clean and sightly condition, free of debris, after each such use. Such use shall be on a “first come, first served” non-exclusive basis and must be scheduled with the property manager prior to Tenant’s use, provided that any such scheduling more than forty-five (45) days in advance shall be subject to the existing preferential rights granted to Crew Carwash, Inc. Tenant shall not place, use or install any furniture, property or equipment in the conference rooms which is not removed immediately after each use, without the prior written consent of Landlord.

Section 6.03.      Interruption of Services. Tenant acknowledges and agrees that any one or more of the utilities or other services identified in Sections 6.01 or 6.02 or otherwise hereunder may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. Notwithstanding anything to the contrary contained preceding herein, however, Landlord agrees that if any service to the Leased Premises is interrupted, curtailed or ceases due to Landlord's negligence, willful misconduct or breach of this Lease with the result that Tenant’s ability to conduct business in the Leased Premises is materially adversely affected for more than forty-eight (48) consecutive hours, then Base Rent and all Additional Rent shall abate for the period from the date on which such service ceased until the date on which the same is restored.

ARTICLE 7 REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01.      Repair and Maintenance of Building. Landlord shall make all necessary repairs and replacements to the HVAC system generally serving the Building, the plumbing systems generally serving the Building, and all structural components of the Building, including the roof, roof drainage systems, foundation, exterior walls, exterior doors, windows and parking areas, corridors and other Common Areas, and Landlord shall keep the Building and Common Areas in a clean and neat condition and keep all equipment used in common with other tenants in operating condition and a condition comparable to other first-class buildings in the metropolitan area in which the Building is located; provided, however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant’s sole expense.

Section 7.02.      Repair and Maintenance of Leased Premises. Tenant shall keep and maintain the Leased Premises in good condition and repair, and Tenant shall be solely responsible for any repair or replacement with respect to (i) Tenant’s Property (as defined in Section 8.01 below) located in the Leased Premises, the Building or the Common Areas, and (ii) insuring that the interior of the Leased Premises complies with the accessibility standards promulgated under the Americans with Disabilities Act (“ADA”). Notwithstanding the foregoing, Landlord represents and warrants to Tenant that the Common Areas of the Building and Leased Premises meet local and state rules and regulations regarding the ADA as of the Effective Date of this Lease. Any costs associated with ADA compliance for the Building and Common Areas will be Landlord's sole expense and not passed on to Tenant at any time during the Term, but only to the extent such costs are a direct result of Landlord’s breach of the foregoing representation and warranty. Any costs associated with ADA compliance for the Leased Premises resulting from an alteration of the Leased Premises made by Tenant or as a result of Tenant’s specific use of the Leased Premises shall be Tenant’s sole expense. Nothing in this Article 7 shall obligate Tenant to repair normal wear and tear to any paint, wall covering or carpet in the Leased Premises.

Section 7.03.     Alterations. Except as permitted pursuant to the Tenant Work Letter, Tenant shall not make or permit any alterations, improvements or other changes in or to the Leased Premises unless and until Landlord has approved the plans for the same in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all Laws, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building as approved by Landlord. Landlord reserves the right, along with any architects or other consultants to inspect any completed alterations, and, if such alterations are not in compliance with said laws and regulations. Tenant's obligations under this section shall survive the expiration or earlier termination of this Lease.

After the installation of the Tenant Improvements under the Work Letter, Tenant may make such interior non-structural alterations, improvements and additions to the Leased Premises including, without limitation, changing color schemes, installing new countertops, flooring, wall-covering and modifying the layout of the tenant fixtures, as Tenant deems necessary or desirable without obtaining Landlord’s consent; provided that (a) the cost of such alterations does not exceed Ten Thousand and No/100 Dollars ($10,000.00) in the aggregate per alteration or series of alterations, (b) such alterations do not adversely affect the Building systems and are completed in a good and workmanlike manner, (c) such alterations do not trigger any requirement under applicable Laws that would require Landlord to make any alteration or improvement to the Leased Premises or the Building, and (d) such alterations shall be completed by a contractor duly licensed in the county and state of the construction site. Whenever and so long as any construction work or alteration work by Tenant is in progress at or on the Leased Premises, Tenant shall procure builder’s risk insurance on a completed value form and all-risk basis with a replacement cost provision.

Section 7.04.     Liens. Tenant shall not suffer or give cause for the filing of any lien against the Leased Premises. In the event any lien is filed against the Leased Premises or any part thereof for work claimed to have been done for, or material claimed to have been furnished to, Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing or, alternatively, Tenant shall furnish to Landlord (or any other entity designated by Landlord) within such 30-day period a bond or other assurances acceptable to Landlord that such claimed indebtedness as finally determined will be paid by Tenant. Tenant shall indemnify Landlord and save Landlord harmless from all costs, losses, expenses and attorney's fees suffered or incurred by Landlord including in connection with the filing or enforcement of any such lien including any damages suffered by Landlord in connection with the mortgage. In addition to any other remedy herein granted, upon failure of Tenant to discharge such lien or to post a bond indemnifying Landlord against foreclosure of any such lien as above provided, Landlord, after notice to Tenant, may discharge such lien, and all expenditures and costs incurred thereby, with interest thereon, shall be payable as further rental hereunder at the next rental payment date.

ARTICLE 8 INDEMNITY AND INSURANCE

Section 8.01.     Release. All of Tenant’s trade fixtures, merchandise, inventory, special fire protection equipment, telecommunication and computer equipment, supplemental air conditioning equipment, kitchen equipment and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as “Tenant’s Property”), shall be and remain at Tenant’s sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord (and its affiliates, property managers and mortgagees) from (a) any and all liability for theft or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent of personal injury caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.07 below. In the event of any conflict between the provisions of Section 8.07 below and this Section 8.01, the provisions of Section 8.07 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02.     Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors of all tiers harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant’s agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building, or the Common Areas, (b) arising out of or relating to any of Tenant’s Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent of personal injury caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.07 below. In the event of any conflict between the provisions of Section 8.07 below and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03.     Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors of all tiers harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence, or willful misconduct of Landlord or Landlord’s agents, employees, contractors, customers or invitees in or about the Building or the Common Areas, in all such cases except to the extent of personal injury caused directly by the negligence or willful misconduct of Tenant, its agents, employees or contractors.

Section 8.04.     COVID Waiver. Landlord and Tenant hereby waive any and all claims, losses (including, without limitation, loss of revenue), damages, causes of action, costs, expenses (including, without limitation, attorneys’ fees), rights or remedies, whether known or unknown, liquidated or unliquidated, whether arising from contract, tort, statute or regulation, and whether arising now or in the future, stemming or arising directly or indirectly from or in connection with, or resulting directly or indirectly from, COVID-19 Matters (defined below) (the “COVID-19 Matters Waiver”); it being the intention of the parties to make this waiver as broad and as general as the law permits. The COVID-19 Matters Waiver includes (as to COVID-19 Matters), without limitation, all rights and remedies (such as, without limitation, remedies for rent abatement or suspension, or termination of this Lease) related to claims for force majeure, casualty, condemnation, deprivation of services, constructive eviction, breach of the covenant of quiet enjoyment, frustration of purpose, or impossibility of performance. For purposes hereof, “COVID-19 Matters” means all matters, effects, or circumstances caused in whole or in part by or directly or indirectly resulting or arising from or in connection with coronavirus or COVID-19 such as, without limitation, loss of revenues, customers, business, sales, or traffic due to governmental closure orders, or voluntary or governmentally required or recommended quarantines or sequestering, in each case if caused in whole or in part by or directly or indirectly resulting or arising from or in connection with coronavirus or COVID-19, in each case regardless of the year or time of occurrence.

Section 8.05.      Tenant’s Insurance.

(a)          During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i)         Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering Tenant’s use of the Leased Premises against claims for bodily injury or death or property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $5,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii)        Property Insurance. Special Form Insurance in the amount of the full replacement cost of Tenant’s Property (including, without limitation, alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall waive coinsurance limitations.

(iii)        Worker’s Compensation Insurance. Worker’s Compensation insurance in amounts required by applicable law; provided, if there is no statutory requirement for Tenant, Tenant shall still obtain Worker’s Compensation insurance coverage.

(iv)        Business Interruption Insurance. Business Interruption Insurance with limits not less than an amount equal to two (2) years rent hereunder.

(v)        Automobile Insurance. Comprehensive Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 combined single limit, per accident.

(b)          All insurance required to be carried by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best’s rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days’ prior written notice to Landlord. In addition, Tenant shall name Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability, excess and umbrella policies (but only to the extent of the limits required hereunder). On or before the Effective Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, and that with the exception of Worker’s Compensation insurance, such insurance is primary and non-contributory. Upon Tenant’s receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord may obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.

Section 8.06.      Landlord’s Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below:

(a)          Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $5,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b)          Property Insurance. Special Form Insurance in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

Section 8.07.     Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord (and its affiliates, property managers and mortgagees) and Tenant (and its affiliates) hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 8.05(a)(ii), Section 8.05(a)(iii) and 8.06(b) above. The special form property insurance policies and Worker’s Compensation insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

ARTICLE 9 CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord’s obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of structural components of the Building and common Building systems. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord may, upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

ARTICLE 10 EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, or in the event that a taking of all or a portion of the Building or Common Areas has a material adverse effect upon the means of access to the Leased Premises or the parking spaces available to Tenant, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages, including damages to Tenant's Property, if such amount is not subtracted from Landlord’s award.

ARTICLE 11 ASSIGNMENT AND SUBLEASE

Section 11.01.    Assignment and Sublease.

(a)          Other than a Permitted Transfer (as defined below), Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

(b)         By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord’s opinion (i) the Leased Premises are or may be in any way materially adversely affected; (ii) the business reputation or use of the proposed assignee or subtenant is unacceptable to Landlord in its reasonable discretion; (iii) the financial worth of the proposed assignee or subtenant is reasonably believed to be insufficient to meet the obligations hereunder; (iv) the prospective assignee or subtenant is a current tenant at the Building or is a bona-fide third-party prospective tenant and Landlord has available space for such prospective, or (v) the use of the transferee is illegal or may violate any use protections or restrictions granted for the benefit of other tenants in the Building.

(c)          Tenant agrees to reimburse Landlord, upon demand, for the actual and reasonable out-of-pocket accounting fees, attorneys’ fees and other expenses incurred by Landlord, including, without limitation, all fees and expenses incurred by Landlord’s lender and chargeable to Landlord, in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises as consideration for Landlord’s consent, not to exceed, however, Two Thousand Five Hundred and No/100 Dollars ($2,500.00).

(d)          Notwithstanding the foregoing, Tenant may assign this Lease or sublease the Leased Premises or any portion thereof, without Landlord’s written consent but upon prior written notice to Landlord, in connection with a Permitted Transfer (as hereinafter defined), subject to all the terms and conditions of this Lease, provided that the tenant or subtenant under a Permitted Transfer assumes in written form and substance satisfactory to Landlord all of Tenant’s obligations under this Lease and the original entity executing this Lease as “Tenant” remains fully liable under this Lease. As used herein, “Permitted Transfer” means (i) an assignment to an entity that controls, is controlled by, or is under common control with Tenant or any business entity which has purchased all or substantially all of Tenant’s assets or ownership interests, and (ii) a sublease of the Leased Premises to a subtenant and for a use approved by Landlord, so long as such subtenant is (1) occupying less than fifty permitted (50%) of the Leased Premises, or (2) occupying more than fifty percent (50%) for less than fifty percent (50%) of the time. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies, or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.

Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the tenant or subtenant, as applicable, under a Permitted Transfer shall comply with all of the terms and conditions of this Lease, including the Permitted Use. No later than ten (10) business days prior to the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such transfer, and (C) evidence of insurance as required under this Lease with respect to the such proposed tenant or subtenant under the Permitted Transfer. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent transfers. Notwithstanding the foregoing, nothing in this paragraph is intended to or shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files for bankruptcy protection) and such transfer shall be void.

ARTICLE 12 TRANSFERS BY LANDLORD

Section 12.01.   Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

Section 12.02.   Estoppel Certificate. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease. Tenant shall be estopped from asserting any facts contrary to those set forth in any estoppel certificate signed by Tenant.

Section 12.03.   Subordination. This Lease is and shall be expressly subject and subordinate at all times to the lien of any present or future mortgage or deed of trust encumbering fee title to the Leased Premises. If any such mortgage or deed of trust be foreclosed, upon request of the mortgagee or beneficiary (“Landlord’s Mortgagee”), as the case may be, Tenant will attorn to the purchaser at the foreclosure sale. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument that Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease.

ARTICLE 13 DEFAULT AND REMEDY

Section 13.01.    Default. The occurrence of any of the following shall be a “Default”:

(a)          Tenant fails to pay any Monthly Rental Installments or Additional Rent when due and fails to cure such default with ten (10) days after notice from Landlord of such delinquency.

(b)          Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c)          [intentionally omitted]

(d)          Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

(e)          All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

In addition to the defaults described above, the parties agree that if Tenant receives written notice of a violation of the performance of the same term or condition of this Lease, including the payment of any Monthly Rental Installment or Additional Rent, two (2) or more times during any twelve (12) month period, regardless of whether such violations are ultimately cured, then such conduct shall, at Landlord’s option, represent a separate Default.

Section 13.02.    Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a)          Landlord may re-enter with due process of Law the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses that Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage that Tenant may sustain by reason of Landlord’s action.

(b)          Landlord may terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Leased Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice. Furthermore, Tenant shall be liable to Landlord for the unamortized balance of any leasehold improvement allowance and brokerage fees paid in connection with this Lease.

(c)          Without terminating this Lease, Landlord may terminate Tenant’s right to possession of the Leased Premises by giving Tenant notice of termination, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises. In such event, Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may re-let all or any part thereof as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to (i) the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term had this Lease not been terminated (said period being referred to herein as the “Remaining Term”), (ii) the costs of recovering possession of the Leased Premises and all other expenses, loss or damage incurred by Landlord by reason of Tenant’s Default (“Default Damages”), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers’ commissions and attorneys’ fees, and (iii) all unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the “Prior Obligations”). Neither the filing of any dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

(d)          Landlord may terminate this Lease and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, an amount which, at the date of such termination is equal to the sum of the following: (i) the value of the excess, if any, discounted at the prime rate of interest (as reported in the Wall Street Journal), of (A) the Minimum Annual Rent, Additional Rent and all other sums that would have been payable hereunder by Tenant for the Remaining Term, less (B) the aggregate reasonable rental value of the Leased Premises for the Remaining Term, as determined by a real estate broker licensed in the State of Indiana who has at least ten (10) years of experience, (ii) all of Landlord’s Default Damages, and (iii) all Prior Obligations. Landlord and Tenant acknowledge and agree that the payment of the amount set forth in clause (i) above shall not be deemed a penalty, but shall merely constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. It is expressly agreed and understood that all of Tenant’s liabilities and obligations set forth in this subsection (d) shall survive termination.

(e)          With or without terminating this Lease, declare immediately due and payable the sum of the following: (i) the present value (discounted at the prime rate of interest, as reported in the Wall Street Journal), of all Minimum Annual Rent and Additional Rent due and coming due under this Lease for the entire Remaining Term (as if by the terms of this Lease they were payable in advance), (ii) all Default Damages, and (iii) all Prior Obligations, whereupon Tenant shall be obligated to pay the same to Landlord; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Minimum Annual Rent and Additional Rent payable hereunder throughout the Remaining Term, and provided further, however, that upon Landlord receiving such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenant and subtenants on account of said Leased Premises during the Remaining Term (but only to the extent that the monies to which Tenant shall so become entitled do not exceed the entire amount actually paid by Tenant to Landlord pursuant to this subsection (e)), less all Default Damages of Landlord incurred but not yet reimbursed by Tenant.

(f)           Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

(g)          Landlord shall use reasonable efforts to mitigate its damages.

Section 13.03.    Landlord’s Default and Tenant’s Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder. In no event, however, shall Landlord be liable to Tenant for any consequential or punitive damages.

Section 13.04.    Limitation of Landlord’s Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building and the proceeds thereof for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment.

Section 13.05.    Nonwaiver of Defaults. Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06.   Attorneys’ Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

ARTICLE 14 TENANT’S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 14.01.    Environmental Definitions.

(a)          “Environmental Laws” shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

(b)          “Hazardous Substances” shall mean those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “solid waste” or “infectious waste” under Environmental Laws and petroleum products.

Section 14.02.   Restrictions on Tenant. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Section 14.03.   Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord if Tenant becomes aware of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source.

Section 14.04.   Tenant’s Indemnification. Tenant shall indemnify, defend, and hold harmless Landlord and Landlord’s managing agent, employees, agents, contractors and affiliates from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 14. The covenants and obligations under this Article 14 shall survive the expiration or earlier termination of this Lease.

Section 14.05.   Existing Conditions. Notwithstanding anything contained in this Article 14 to the contrary, Tenant shall not have any liability to Landlord under this Article 14 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Effective Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent Tenant exacerbates the same. Landlord represents and warrants to Tenant that to the best of Landlord’s knowledge that as of the date of delivery of the Leased Premises to Tenant there are no Hazardous Materials present on, under or about the Leased Premises, Building or Common Areas.

ARTICLE 15 MISCELLANEOUS

Section 15.01.    Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 15.02.    Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 15.03.   Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligations, which shall never be excused or delayed) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts, omissions or requirements of governmental or political bodies (collectively, “Force Majeure”).

Section 15.04.    Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant.

Section 15.05.   Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

Section 15.06.   Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(i). If sent by overnight courier, the notice shall be deemed to have been given one (1) day after sending. If mailed, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

Section 15.07.   Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 15.08.    [intentionally omitted]

Section 15.09.    Representations and Warranties.

(a)          Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)          Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms; (iv) to the best of Landlord’s actual knowledge, as of the Effective Date the Leased Premises, Common Areas, and Building comply with all accessibility standards promulgated under the ADA; and (v) as of the Effective Date, the HVAC and all mechanical and electric systems serving the Leased Premises are in good working order and repair.

Section 15.10.   Signage. Landlord, at its cost and expense, shall provide Tenant with Building standard signage on the main Building directory and at the entrance to the Leased Premises. Any changes requested by Tenant to the initial directory or suite signage shall be made at Tenant’s sole cost and expense and shall be subject to Landlord’s approval. Landlord may install such other signs, advertisements, notices or tenant identification information on the Building directory, tenant access doors or other areas of the Building, as it shall deem necessary or proper. Tenant shall not place any exterior signs on the Leased Premises or interior signs visible from the exterior of the Leased Premises without the prior written consent of Landlord. Notwithstanding any other provision of this Lease to the contrary, Landlord may immediately remove any sign(s) placed by Tenant in violation of this Section 15.10.

Section 15.11.    Parking. The parking ratio for the Building is 4 spaces per 1,000 square feet, and Tenant shall be entitled to the non-exclusive use of up to forty-eight (48) unreserved parking spaces designated for the Building by Landlord (including access to two (2) electric vehicle charging stations). Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces between Tenant and other tenants, but in any event Tenant shall be entitled to at least a proportionate share of the Building parking spaces. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant’s employees, contractors or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located around the Building. In addition, Tenant agrees that its employees will not park in the spaces designated visitor parking.

Section 15.12.    Landlord Consent. In the event that Landlord’s consent is required under any provision of this Lease, unless otherwise expressly provided that Landlord’s consent shall not be unreasonably withheld, Landlord may grant or withhold its consent in its sole and absolute discretion.

Section 15.13.    Time. Time is of the essence of each term and provision of this Lease.

Section 15.14.    Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance and its agreement to continue to comply with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (such representation to be true throughout the Lease Term) (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control, and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

Section 15.15.    Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument, and any of the parties may execute this Lease by signing any such counterpart.

Section 15.16.    Option to Renew.

(a)          Tenant shall have an option to renew this Lease for one additional period of five (5) years immediately following the expiration of the initial term, provided that Tenant is not in Default under this Lease. The extension shall be upon the same terms, conditions and covenants of this Lease, except that there shall be no further renewal options unless expressly granted in writing by Landlord, and the annual base rent for the renewal period shall be based upon the then-prevailing fair market rental value of the Leased Premises (“FMRV”). Tenant shall exercise this option by written notice to Landlord no later than six (6) months prior to the expiration of the initial term of this Lease.

(b)          If Tenant exercises its renewal option as herein provided, Landlord shall make the initial determination of the FMRV. Landlord shall notify Tenant in writing (the "FMR Notice") of Landlord's determination of the FMRV within days thirty (30) days following receipt of Tenant's renewal notice. Tenant shall notify Landlord in writing within ten (10) days of its receipt of Landlord's FMR Notice whether or not it accepts Landlord's determination of FMRV. If Tenant accepts Landlord's determination, the FMRV shall be final and binding and Landlord shall prepare an amendment to the Lease that amends the base rent to reflect the new FMRV. Tenant's failure to respond to Landlord's FMR Notice within the ten (10) day period shall be deemed a rejection by Tenant of Landlord's determination of FMRV. If Tenant delivers written notice ("Tenant's Rejection Notice") to Landlord within the ten (10) day period rejecting Landlord's determination of FMRV or if Tenant is deemed to have rejected Landlord's determination of FMRV, the parties agree to negotiate their differences in good faith within thirty (30) days (the "FMR Negotiation Period") following Landlord's receipt of Tenant's Rejection Notice or following the effective date of such deemed rejection. If the parties fail to agree on FMRV within the FMR Negotiation Period, then the parties agree to obtain an appraisal to determine the FMRV in accordance with the terms and conditions contained below.

(c)          If Landlord and Tenant fail to agree upon the terms of the renewal proposal within the time periods set forth in section 15.16(b), the FMRV appraisal process as described below shall be used to determine Minimum Annual Rent. Minimum Annual Rent for any such extended period shall be the annual FMRV of the Leased Premises as determined by two (2) appraisers, one selected by Tenant and one selected by Landlord as of the date which is not more than ten (10) days following the expiration of the FMR Negotiation Period. Each of the appraisers shall: (i) be MAI certified by the Appraisal Institute or comparable organization; (ii) be licensed in the State of Indiana; and (iii) have a minimum of ten (10) years' experience in the business of appraising or managing commercial real estate or acting as a commercial real estate broker or agent in Fishers, Indiana. If either party fails to appoint an appraiser within such timeframe, the appraiser appointed by such other party shall make the FMRV determination. The appraisers shall issue their reports within ten (10) days of appointment. If the higher of the two (2) appraisals is less than or equal to 110% of the lower, FMRV shall be the average of the two; if not, the two (2) appraisers shall then mutually select a third appraiser within ten (10) days. The third appraiser so selected shall determine which of the two appraisers’ determination is closer to FMRV within ten (10) days of appointment and the appraisal closer to the third appraiser’s determination of FMRV shall be deemed to be FMRV. Landlord shall pay the cost of the appraisal by the appraiser selected by Landlord. Tenant shall pay the cost of the appraisal by the appraiser selected by Tenant. Landlord and Tenant shall equally bear the cost of the third appraisal.

Section 15.17.   Security Measures. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Leased Premises or the Building. Tenant assumes all responsibility for the protection of Tenant, its agents, and invitees and the property of Tenant and of Tenant’s agents and invitees from acts of third parties.

Section 15.18.    Memorandum of Lease. The parties hereto shall not record this Lease but each party shall execute upon the request of the other a "Memorandum of Lease” suitable for recording.

Section 15.19.   Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Monthly Rental Installments or Minimum Annual Rent, as applicable, including Additional Rent and all other sums and charges due under this Lease, shall be deemed to be other than on account of the earliest stipulated rent remaining due and owing; nor shall any endorsement or statement on any check or letter accompanying any check or payment as rent be deemed an accord and satisfaction; and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided in this Lease.

Section 15.20.   No Option. The submission of this Lease for examination by Tenant shall not constitute a reservation of or option for the Leased Premises. This Lease shall become effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

Section 15.21.    Right of First Refusal.

(a)          So long as the Lease is in full force and effect, and so long as Tenant is not in default in the performance of its obligations under the Lease beyond any applicable notice, grace, or cure period at the time of exercise of the right set forth herein, if Landlord receives from a third party an acceptable bona fide offer to lease all or a portion of the remaining space located on the north side of the second floor of the Building (the “Expansion Space”), Landlord shall notify Tenant of such availability in writing, in accordance with the notices provision of this Lease, and Tenant shall have a right of first refusal to lease the same (the “Right of First Refusal”). Notwithstanding anything contained herein to the contrary, the parties acknowledge and agree that the Right of First Refusal shall be subordinate to any existing expansion rights of Crew Carwash, Inc.’s to lease additional space in the Building.

(b)          Tenant shall exercise the Right of First Refusal, if at all, by delivering written notice thereof to Landlord within fifteen (15) business days of Tenant's receipt of Landlord's notice. If such right is exercised by Tenant, such Expansion Space shall be leased on the same terms and conditions, including but not limited to rent and length of term, as reflected in such bona fide third party offer to lease the Expansion Space.

(c)          In the event that Tenant exercises the right-of-first refusal granted herein, Landlord and Tenant shall enter into either an amendment to this Lease or a new lease agreement for the Expansion Space within thirty (30) calendar days of receipt by Landlord of Tenant's notice exercising said right-of-first refusal. In the event Tenant (i) declines to exercise its right as above-provided, (ii) Tenant fails to deliver notice thereof within the five (5) day calendar period, or (iii) Tenant fails to execute a lease agreement or an amendment to this Lease for the Expansion Space within said thirty (30) day period, then in any of such events, Landlord may lease the Expansion Space to such third party whereupon Tenant's right-of-first refusal as to the Expansion Space shall terminate and be of no further force or effect.

(SIGNATURES CONTAINED ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

CREW HQ, LLC, an Indiana limited liability company

By:	/s/ Sally Grant

Name: Sally Grant

Title: Authorized Person

TENANT:

TELIX PHARMACEUTICALS (US), INC., a Delaware corporation

By:	/s/ Christian Behrenbruch

Name:	Christian Behrenbruch

Title:	Managing Director and CEO

21-Apr-22

EXHIBIT A

SITE PLAN OF LEASED PREMISES

Exhibit A-1

EXHIBIT B

LETTER OF UNDERSTANDING

Crew HQ, LLC

11700 Exit Five Parkway

Fishers, IN 46037

Attn: Bill Dahm

RE:	Office Lease between Crew HQ, LLC, an Indiana limited liability company (“Landlord”), and Telix Pharmaceuticals (US), Inc., a Delaware corporation (“Tenant”), for the Leased Premises identified as Suite ___, consisting of approximately 12,348 rentable square feet (the “Leased Premises”), within the building located at 11700 Exit Five Parkway, Fishers, IN 46037, dated March ___, 2022 (the “Lease”).

Dear ______________________:

The undersigned, on behalf of Tenant, certifies to Landlord as follows:

1.	The Effective Date under the Lease is ________________ .

2.	The Rent Commencement Date is ________________ .

3.	The expiration date of the Lease is ________________ .

4.	The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

5.	The Tenant has completed the improvements designated as Tenant’s obligation under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Effective Date.

6.	To the undersigned’s knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this ____ day of _________________, 2022.

TELIX PHARMACEUTICALS (US), INC., a
Delaware corporation

By:

Printed Name:

Title:

EXHIBIT: NOT FOR EXECUTION

Exhibit B-1

EXHIBIT C

TENANT WORK LETTER

THIS TENANT WORK LETTER ("Work Letter") is entered into by and between the CREW HQ,, LLC, an Indiana limited liability company ("Landlord"), and TELIX PHARMACEUTICALS (US), INC., a Delaware corporation ("Tenant").

R E C I T A L S :

A.          Landlord and Tenant have entered into that certain Office Lease (the "Lease"), pursuant to which Landlord is leasing to Tenant certain premises (the "Leased Premises") more particularly described in the Lease. This Work Letter is attached to the Lease as Exhibit C. The Lease is hereby incorporated into this Work Letter by this reference. Capitalized terms not defined in this Work Letter shall have the meanings given to such terms in the Lease.

B.           In consideration of the mutual covenants contained in the Lease and this Work Letter, Landlord and Tenant hereby agree as follows:

A G R E E M E N T :

1.            Definitions. As used in this Work Letter, the term "Building" shall mean the Building (as defined in the Lease) that has been or will be constructed by Landlord. As used in this Work Letter, the term "Tenant Improvements" shall mean those improvements set forth on the "Final Plans" (defined in Section 4(b) of this Work Letter). As used in this Work Letter, "Improvements" shall mean the Building and the Tenant Improvements. The construction and installation of the Tenant Improvements is sometimes referred to herein as the "Work".

2.            Completion of Tenant Improvements. Subject to the terms of the Lease and this Work Letter, Tenant shall use its commercially reasonable and diligent efforts to cause the "Contractor" (defined in Section 6 of this Work Letter) to complete the construction and installation of the Tenant Improvements in accordance with the terms of this Work Letter.

3.            Architect Selection. Schott Design ("Architect") shall act as the architect with respect to the design and construction of the Tenant Improvements. Tenant shall enter into a contract with Architect for such services (the "Architect Contract"). The parties acknowledge and agree that the Architect Contract entered into with the Architect will obligate the Architect to issue to both Landlord and Tenant an architect's certificate ("Architect's Certificate") certifying that the Tenant Improvements have been completed substantially in accordance with the Final Plans (as hereinafter defined).

4.            Improvement Plans

(a)        Preliminary Plans. Attached hereto are the following preliminary plans respecting the Tenant Improvements (collectively, the "Preliminary Plans"), which have been reviewed and approved by Landlord and Tenant.

Exhibit C-1

(b)        Final Plans. Within thirty (30) days following the Effective Date of the Lease, the parties shall agree upon final plans and specifications for the Tenant Improvements ("Final Plans") which shall be consistent with the Preliminary Plans, except for the changes, if any, mutually agreed to be made thereto by the parties. Included in the Final Plans will be the civil, architectural and structural plans for the Tenant Improvements. When the Final Plans have been approved by Tenant and Landlord, Architect shall submit the Final Plans to the appropriate governmental agency for plan checking and the issuance of a building permit for the Tenant Improvements. Architect shall make any and all changes to the Final Plans required by any applicable governmental entity to obtain a building permit for the Tenant Improvements.

(c)        Work Cost Estimate. Prior to the commencement of construction of any of the Tenant Improvements, Tenant shall submit to Landlord a written estimate of the cost to complete the Tenant Improvements, which written estimate will be based upon the Final Plans taking into account any modifications which may be required to reflect changes in the Final Plans required by the appropriate governmental authorities in connection with the issuance of a building permit (the "Work Cost Estimate"). Tenant may deliver one or more Work Cost Estimates respecting different segments of the Tenant Improvements. Notwithstanding the Work Cost Estimates, Tenant shall be solely responsible for payment of any costs to complete the Tenant Improvements in excess of the Allowance (as defined in Section 7 below).

(d)        No Representations. Notwithstanding anything to the contrary contained in the Lease or herein, Landlord's participation in the preparation of the Preliminary Plans, the Final Plans, the cost estimates for the Tenant Improvements and the construction thereof shall not constitute any representation or warranty, express or implied, that the Tenant Improvements, if built substantially in accordance with the Preliminary Plans and/or the Final Plans, will be suitable for Tenant's intended purpose. Tenant acknowledges and agrees that the Tenant Improvements are intended for use by Tenant and the specifications and design requirements for such Tenant Improvements are not within the special knowledge or experience of Landlord.

5.            Contractor. The parties acknowledge and agree that Meyer Najem Construction, LLC ("Contractor") shall act as the general contractor with respect to the construction of the Tenant Improvements. Subject to the Contractor’s right to approve all subcontractors and materialmen, Tenant may request Contractor to use certain subcontractors and materialmen for the Tenant Improvements.

6.            Construction of the Improvements.

(a)        Tenant shall enter into a construction contract with the Contractor on a form reasonably acceptable to Tenant ("Construction Contract") for the construction and installation of the Tenant Improvements in accordance with the Final Plans.

(b)        Landlord shall deliver the Leased Premises, and Tenant shall accept the Leased Premises in an "As Is, Where Is" condition, without representation or warranty by Landlord of any kind, except as otherwise provided elsewhere in the Lease. All work necessary to complete the construction of the Leased Premises in order to permit Tenant to open its store for conduct of business shall be performed by Tenant in accordance with the Final Plans.

Exhibit C-2

(c)          Upon completion of the Tenant Improvements, Tenant shall provide Landlord with “as built” plans confirming that the Tenant Improvements were constructed in accordance with the Final Plans.

7.            Payment for Cost of the Tenant Improvements

(a)          Allowance. Landlord hereby grants to Tenant a tenant improvement allowance for the work described on the Final Plans in an amount equal to Seventy-Five and No/100 Dollars ($75.00) per rentable square foot to be applied to the cost of Tenant’s Work (the "Tenant Allowance"). The Tenant Allowance may be used only for the following costs approved by Landlord:

(i)           Payment of the cost of preparing the Preliminary Plans and Final Plans relative to the Tenant Improvements, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Plans.

(ii)          The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

(iii)         Construction of the Tenant Improvements as provided in the Final Plans, and any approved change orders, including without limitation, the following:

(aa) Installation within the Leased Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting and similar items;

(bb) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Leased Premises;

(cc) The furnishing, installation and screening of all HVAC units, duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the office portions of the Leased Premises;

(dd) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Leased Premises;

(ee) All plumbing, fixtures, pipes and accessories necessary for the Leased Premises;

(ff) Testing and inspection costs; and

(gg) Fees for the Contractor including, but not limited to, fees and costs attributable to general conditions associated with the construction of the Tenant Improvements.

(b)         Costs in Excess of Allowance. The cost of each item referenced in Section 7(a) above shall be charged against the Tenant Allowance. If the cost of designing, permitting and constructing the Tenant Improvements exceeds the Tenant Allowance, such costs shall be paid for by Tenant.

Exhibit C-3

(c)          Unused Allowance Amounts. Any unused portion of the Allowance upon completion of the Tenant Improvements will not be refunded to Tenant or monies to which Tenant is entitled, except, however, Tenant may use any such unused portion of the Allowance to pay for the costs and expenses of purchasing and installing furniture, fixtures and equipment in the Leased Premises, such as information technology conduit, cabling and equipment.

(d)          Disbursement of the Allowance. Provided Tenant is not then in default under any term or condition of the Lease or this Work Letter beyond any applicable notice and cure period and the Lease is in full force and effect, Landlord shall pay the Tenant Allowance within thirty (30) days after the later of Tenant having (i) commenced the conduct of business in the Leased Premises and (ii) supplied Landlord with (1) a written request for payment of the Tenant Allowance that includes a description of all such work completed, confirming that the Tenant’s Work complies with the plans and specifications approved by Landlord, and documenting the costs incurred in the performance of Tenant’s Work; and (2) a sworn statement and lien waiver from the Contractor documenting that all contractors, subcontractors, material suppliers, and laborers utilized in connection with the Tenant’s Work have been paid in full.

8.            [intentionally omitted]

9.            [intentionally omitted]

10.          No Representations. Landlord does not warrant that the Leased Premises or any component thereof (including the Tenant Improvements) will be free of latent defects or that it will not require maintenance and/or repair within any particular period of time. Tenant acknowledges and agrees that it shall rely solely on the warranty or guaranty, if any, from the Contractor, the Architect and/or other material and/or service providers relative to the proper design and construction of the Tenant Improvements or any component thereof.

11.          Miscellaneous Construction Covenants

(a)          Coordination with Lease. Nothing herein contained shall be construed as (i) constituting Tenant as Landlord's agent for any purpose whatsoever, or (ii) a waiver by Landlord or Tenant of any of the terms or provisions of the Lease. Any default by either party with respect to any portion of this Work Letter, shall be deemed a breach of the Lease for which Landlord and Tenant shall have all the rights and remedies as in the case of a breach of the Lease by the other party.

(b)          Cooperation. Landlord and Tenant agree to cooperate with one another and to cause their respective employees, agents and contractors to cooperate with one another to coordinate any work being performed by Landlord and/or Tenant under this Work Letter, and their respective employees, agents and contractors so as to avoid unnecessary interference and delays with the completion of the Work.

Exhibit C-4

IN WITNESS WHEREOF, this Work Letter is executed as of the date first written above.

LANDLORD:

CREW HQ, LLC

By:	/s/ Sally Grant

Name: Sally Grant

Title: Authorized Person

TENANT:

TELIX PHARMACEUTICALS (US), INC., a Delaware corporation

By:	/s/ Christian Behrenbruch

Name:	Christian Behrenbruch

Title:	Managing Director and CEO

21-Apr-22

Exhibit C-5

EXHIBIT D

RULES AND REGULATIONS

1.            The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. Landlord shall control the Common Areas.

2.            No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window coverings without Landlord’s prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be either LED or fluorescent, of a quality, type, design and tube color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

3.            No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building or in the Common Areas including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant. The lobby directory will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

4.            The sashes, sash doors, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by tenant.

5.            The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances (including, without limitation, feminine products) shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6.            No tenant shall mark, paint, drill into, or in any way deface any part of the Leased Premises or the Building (except for nails for the display of artwork). No boring, cutting or stringing of wires or laying of any floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct. Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the approval of Landlord.

7.            No bicycles, vehicles, birds or animals of any kind (except service animals) shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees. No tenant shall cause or permit any unusual or objectionable odors to permeate from the Leased Premises.

Exhibit D-1

8.            The Leased Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Leased Premises. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a barber or manicure shop, or a dance, exercise or music studio, or any type of school or daycare or copy, photographic or print shop or an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

9.            No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

10.          No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm.

11.          No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof. Each tenant must upon the termination of his tenancy, restore to the Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

12.          No tenant shall overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning or storage items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately therefor upon demand. All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during after hours or during the hours that Landlord shall reasonably determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to Landlord and under Landlord’s supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13.          Landlord shall have the right to prohibit any advertising by any tenant that, in Landlord’s opinion tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

Exhibit D-2

14.          The business hours for the Building shall be 6:30 a.m. to 7:00 p.m. Monday through Friday and 8:00 a.m. to 2:00 p.m. on Saturday, excluding legal holidays. Tenant, nonetheless, subject to Building security rules for afterhours access, shall have access to the Premises 24 hours per day, 7 days per week. Each tenant shall be responsible for all persons entering the Building at tenant’s invitation, express or implied.

15.          No tenant shall purchase janitorial or maintenance or other like services, from any person or persons not approved by Landlord. Any persons employed by any tenant to do janitorial work or other work in the Leased Premises shall, while in the Building and outside of the Leased Premises, be subject to and under the control and direction of Landlord (but not as an agent or servant of Landlord), and tenant shall be responsible for all acts of such persons.

16.          Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

17.          All office equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings that will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.

18.          No air-conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

19.          There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

20.          The scheduling of tenant move-ins shall be before or after normal business hours and on weekends, subject to the reasonable discretion of Landlord.

21.          The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose. Landlord may, at its sole discretion, impose a charge against monthly rent of $50.00 per violation by tenant or any of its employees, representatives, contractors or invitees, of this smoking policy.

22.          Tenants will insure that all Leased Premises doors are securely locked, and water faucets, electric lights and electric machinery are turned off before leaving the Building.

23.          Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the express written permission of Landlord. Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles except to the extent arising out of the negligence or willful misconduct of Landlord, the managing agent or any of their respective partners, directors, officers, agents or employees.

Exhibit D-3

24.          Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

It is Landlord’s desire to maintain in the Building and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. The Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and Common Areas, and for the preservation of good order therein.

Exhibit D-4

EXHIBIT E

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (“Guaranty”) is made and entered into this 22 day of April, 2022, by Telix Pharmacueticals Limited (“Guarantor”) to and for the benefit of CREW HQ, LLC, an Indiana limited liability company (“Landlord”), under the following circumstances:

A.          Landlord and Telix Pharmaceuticals (US), Inc., a Delaware corporation (“Tenant”), are about to execute that certain Office Lease (the “Lease”) with respect to the real estate and improvements located at 11700 Exit Five Parkway, Suite ___, Fishers, Indiana, pursuant to which Landlord will lease approximately Twelve Thousand Three Hundred Forty-Eight (12,348) rentable square feet to Tenant.

B.           Guarantor has a financial interest in and is the Parent of Tenant.

C.           Guarantor has full authority and power to execute this Guaranty and is not suffering under any legal disability.

D.           Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty of Lease.

NOW, THEREFORE, in consideration of the above and foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby covenants and agrees with Landlord, its successors and assigns, as follows:

1.            The Guarantor, as primary obligor, hereby (1) unconditionally guarantees the prompt, punctual and full payment of the rentals of the Lease in accordance with the terms and tenor thereof as completely and effectually as if such guarantee had been made by Guarantor on the face of the Lease; (2) unconditionally guarantees the prompt, punctual and full performance by Tenant of any and all of the agreements, covenants, terms and conditions agreed to be performed by Tenant under the provisions of the Lease; and (3) covenants and agrees that in the event of default in payments or any default in the performance of any of the terms, covenants or conditions thereof, the Guarantor will promptly make or cause such payment to be made or will perform or cause to be performed all such terms, covenants and conditions, irrespective of any invalidity therein, the unenforceability thereof or the insufficiency, invalidity or unenforceability of any security therefor.

2.            The Guarantor does hereby further agree that Guarantor’s liability hereunder as Guarantor shall not be prejudiced, impaired or affected by (1) any renewal or extension which may be made (with or without its knowledge or consent) of the time of payment of the rentals of the Lease or of the time for performance by any party obligated thereto of any of the terms and provisions of the Lease, or (2) by any forbearance or delay in enforcing the payment of the rentals of the Lease or enforcing the obligations of any party or person to the Lease in accordance with the terms thereof, or (3) any bankruptcy of Tenant, or (4) by any modification of the terms, tenor or provisions of the Lease.

Exhibit E-1

3.            This Guaranty is and shall be construed to be an irrevocable, absolute, unlimited and continuing guaranty of payment and performance, and the liability of Guarantor hereunder shall not be affected, impaired or discharged, in whole or in part, by reason of an extension or discharge that may be granted to the Tenant by any Court in proceedings under the Bankruptcy Code, or any amendments thereof, or under any State or other Federal Statutes. The Guarantor expressly waives the benefits of any such extension or discharge.

4.            The Landlord shall have the right to proceed against Guarantor immediately upon any default by the Tenant in payment or performance of any obligation under the Lease and cure within the applicable notice and cure periods set forth in the Lease and shall not be required to take any action or proceedings of any kind against the Tenant or any other party liable for the Tenant’s debts or obligations. Should Landlord desire to proceed against Guarantor and Tenant in the same action, Guarantor agrees that Guarantor may be joined in any such action against Tenant and that recovery may be had against Guarantor to the extent of Guarantor’s liability in such action.

5.            In case Guarantor fails or refuses to honor this Guaranty, the Landlord is hereby authorized to utilize such legal means as Landlord deems proper to enforce this Guaranty, through the efforts of its employees, agents, or attorneys, and Guarantor shall pay all reasonable costs of enforcement and collection, including reasonable attorneys’ fees.

6.            The Landlord shall have the right to assign and transfer this Guaranty to any assignee of the Lease. The Landlord’s successors and assigns shall have the rights, elections, remedies, and privileges, discretions and powers granted hereunder to the Landlord and shall have the right to rely upon this Guaranty and to enter into and continue other and additional transactions with the Tenant in reliance hereon, in the same manner and with the same force and effect as if they were specifically named as the Landlord herein.

7.            This Guaranty shall constitute a contract and be governed by the laws of the State of Indiana. The undersigned hereby voluntarily submits to the jurisdiction of any court in the State of Indiana having jurisdiction over the subject matter of this instrument, and hereby constitutes the Secretary of State of the State of Indiana as its agent for service of process in connection with any suit or proceeding arising hereunder. Each party agrees that a final judgment in any such action, litigation or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

8.            Failure of the Landlord or its assigns to insist in any one or more instances upon strict performance of any one or more of the provisions of this Guaranty or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in full force and effect.

9.            The Landlord or its assigns shall have the right, without affecting Guarantor’s obligations hereunder, and without demand or notice, to collect first from the Tenant, and to exercise its rights of set-off against any asset of the Tenant, and to otherwise pursue and collect from the Tenant any other indebtedness of the Tenant to the Landlord or its assigns not covered by this Guaranty, and any sums received from the Tenant, whether by voluntary payment, or set-off or collection efforts, may be applied by the Landlord or its assigns as it sees fit, including the application of all such amounts to other debts not guaranteed by Guarantor. Subrogation rights or any other rights of any kind of Guarantor against the Tenant, if any, shall not become available until all indebtedness and obligations of the Tenant to the Landlord or its assigns are paid in full.

Exhibit E-2

10.          Guarantor represents and warrants that this Guaranty is binding upon Guarantor in accordance with its terms.

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Exhibit E-3

Executed on             April, 22             , 2022

GUARANTOR: Telix Pharmaceuticals Limited

/s/ Christian Behrenbruch

Printed Name:	Christian Behrenbruch

Title:	Managing Director and CEO

21-Apr-22

Exhibit E-4